December 2022 ORMAT TECHNOLOGIES INC. INSIDER TRADING POLICY

Page 2 of 14 CONTENTS 1. INTRODUCTION ................................................................................................................ 3 2. INSIDER TRADING POLICY STATEMENT .......................................................... 5 3. OTHER TRADING RESTRICTIONS .......................................................................... 7 4. EXCEPTIONS TO TRADING RESTRICTIONS ................................................... 8 EXHIBIT A ................................................................................................................................... 10 EXHIBIT B ................................................................................................................................... 13

Page 3 of 14 1. INTRODUCTION Ormat Technologies, Inc. (the “Company”) has adopted the policies, guidelines and procedures in this policy (the “Policy”) to: • promote compliance with certain securities laws that prohibit certain persons who have material, non-public information (“MNPI”) about a company from: o trading in securities of that company; or o providing that MNPI to other persons who may trade securities of that company; or o making recommendations or expressing any opinion as to buying, selling, holding or otherwise engaging in transactions involving the Company. • restrict certain types of transactions involving securities of the Company; and • supplement other confidentiality, non-disclosure and similar policies, contracts and rules concerning information of the Company or any subsidiaries of the Company (the “Ormat Companies”). 1.1 Policy Administration and Questions. This Policy is administered by the General Counsel of the Company (the “General Counsel”). Any questions about this Policy should be directed to the General Counsel c/o Ormat Technologies, Inc. 1.2 Defined Terms. The Policy uses legal and other terms defined in Exhibit A, which determine the persons and transactions subject to particular policies, guidelines and procedures under this Policy. 1.3 Covered Persons. This Policy applies to all Covered Persons, which includes: • all employees of any Ormat Company; • all executive officers of any Ormat Company; • all directors of any Ormat Company; • all Family Members and Controlled Entities of any employee, officer or director of any Ormat Company; and • any consultant, advisor, agent, contractor OR temporary, loaned, contracted or seconded employee or other person that becomes subject to this Policy by contract or agreement with any Ormat Company, and all Family Members and Controlled Entities of any such person. Certain policies, guidelines and procedures in this Policy apply to a more limited group of persons, as described below.

Page 4 of 14 1.4 Covered Transactions. This Policy applies to transactions involving Company Securities, which includes: • all equity and debt securities issued by the Company; and • Company Derivative Securities, such as exchange-traded options, swaps or depositary receipts, relating to equity or debt securities issued by the Company. This Policy also applies to transactions involving securities of other companies, in some cases, as provided in Section 2.5. 1.5 MNPI. This Policy applies to MNPI concerning the Ormat Companies and, in some cases, other companies as provided in Section 2.5. 1.5.1 Material Information. For purposes of this Policy, information is “material” if there is a substantial likelihood that a reasonable investor would consider that information important in making a decision to buy, sell or hold securities. There is no bright-line standard for assessing materiality. Materiality is based on an assessment of all of the facts and circumstances and is often evaluated by law-enforcement authorities with the benefit of hindsight. That said, any information that could be expected to affect a company's stock price, whether it is positive or negative, generally should be considered material. While it is not possible to define all categories of material information, some examples are: • unpublished financial results; • unpublished projections of future earnings or losses; • news of a pending or proposed transaction; • news of a significant acquisition or sale of assets; • changes in management; • a material cybersecurity incident; • gain or loss of a substantial customer or supplier; • changes in dividend policy; and • impending bankruptcy or financial liquidity problems. If you are unsure whether information is material, you should either consult the General Counsel before making any decision to disclose such information (other than to persons who need to know it) or to trade in or recommend securities to which that information relates or assume that the information is material.

Page 5 of 14 1.5.2 Non-Public Information. Information is “non-public” if it has not been widely disseminated in a manner making it available to the general public, and it is not otherwise available to the general public. The fact that information has been disclosed to a few members of the public does not make it public for insider trading purposes. To be “public” the information must have been disseminated in a manner designed to reach investors generally, and the investors must be given the opportunity to absorb the information. As with questions of materiality, if you are not sure whether information is considered public, you should either consult with the General Counsel or assume that the information is nonpublic and treat it as confidential. 1.6 Individual Responsibility. Every person subject to this Policy is individually responsible for complying with this Policy and his or her obligations under applicable securities laws. Any person covered by this Policy is also individually responsible for making sure that any of his or her Family Members or Controlled Entities that are subject to this Policy also comply with it. In all cases, the responsibility for determining whether a person has MNPI rests with that person. Any action on the part of the Company, the General Counsel or secretary or any other employee, officer or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate a person from liability under applicable securities laws. 1.7 Legal and Company-Imposed Penalties A person who violates insider trading laws by engaging in transactions in a company's securities when he or she has material nonpublic information can be sentenced to a substantial jail term and required to pay a criminal penalty of several times the amount of profits gained or losses avoided. In addition, a person who tips others may also be liable for transactions by the tippees to whom he or she has disclosed material nonpublic information. Employees who violate this Policy may be subject to disciplinary action by the Company, including dismissal for cause. 2. INSIDER TRADING POLICY STATEMENT It is the policy of the Company that: 2.1 No Trading on MNPI. No Covered Person who is aware of MNPI relating to the Ormat Companies or is aware of the possession of such MNPI by the Ormat Companies may buy or sell Company Securities, directly or indirectly, through Family Members, Controlled Entities or otherwise, except as otherwise expressly permitted by this Policy.

Page 6 of 14 2.2 No Disclosing MNPI. No Covered Person who is aware of MNPI relating to the Ormat Companies may disclose that MNPI: • within the Ormat Companies, to any other person whose job does not require that he or she have that MNPI; or • outside the Ormat Companies, to any other person unless that disclosure is made in accordance with (i) the Company's policies regarding the protection or authorized external disclosure of information regarding the Ormat Companies, (ii) any confidentiality, non-disclosure or other contract with or policy of the Ormat Companies and (iii) in the case of disclosures to accounting, legal, financial or other professional advisors engaged by any of the Ormat Companies, instructions given by the General Counsel, secretary, chief executive officer or chief financial officer of the Company. 2.3 No Recommendations Based on MNPI. No Covered Person who is aware of MNPI relating to the Ormat Companies may make any recommendation or express any opinion as to buying, selling, holding, or otherwise engaging in transactions involving Company Securities. 2.4 No Assisting Violations of Insider Trading Policy. No Covered Person may assist any other person engaged in activities prohibited by Sections 2.1, 2.2 or 2.3. 2.5 Related Party MNPI. No Covered Person who becomes aware of, in the course of his or her employment by, or work for, the Ormat Companies, MNPI relating to another company or MNPI that could affect the stock price of that other company may, until such time as that information is no longer non-public or no longer material: • buy or sell securities of that company directly or indirectly, through Family Members, Controlled Entities or otherwise, or • disclose that MNPI to any other person under circumstances in which MNPI may be used by that other person to his or her benefit, including by trading in the securities of that other company or by providing the MNPI to others who may trade in the securities of that other company. 2.6 Reporting Violations. If any Covered Person becomes aware of a possible violation of this Policy by persons under his or her supervision, he or she should contact the General Counsel or secretary. 2.7 Termination of Employment This Policy applies to any Covered Person that is no longer employed by any Ormat Company for such period of time as the Covered Employee has MNPI about any Ormat Companies.

Page 7 of 14 3. OTHER TRADING RESTRICTIONS Except as otherwise permitted by this Policy: 3.1 Hedging Transactions. Certain forms of hedging or monetization transactions allow Covered Persons to lock in much of the value of their Company securities, often in exchange for all or part of the potential for upside appreciation in the securities. These transactions allow the Covered Person to continue to own the covered Company security, but without the full risks and rewards of ownership. Such transactions may use methodologies or financial instruments including, but not limited to, short sales, puts, calls, collars, prepaid variable forward contracts and exchange funds. When that occurs, the Covered Person may no longer have the same objectives as the Company's other securityholders. Therefore, Covered Persons are prohibited from employing any such methodologies or using any such financial instruments with respect to a Company security. 3.2 Margin Accounts and Pledges. A Covered Person may not hold Company securities in a margin account or pledge Company securities as collateral because a margin or foreclosure sale may occur at a time when such Covered Person is aware of material nonpublic information or otherwise prohibited from trading in Company securities. 3.3 No Company Derivative Securities. No Covered Person may trade in Company Derivative Securities. The Company is concerned that using Company Derivative Securities to effect short-term, speculative transactions can put, or can be perceived by investors as putting, the financial interests of the Covered Person ahead of the best interests of the Company and its shareholders. 3.4 Trading by Designated Individuals. No Designated Individual, or any Family Member or Controlled Entity of any Designated Individual, may buy, sell or otherwise transfer any Company Securities during any Blackout Period: 3.4.1 Blackout Period. During any Blackout Period. The Company will provide each Designated Individual with notice of any Blackout Period. 3.4.2 Trading Window. Designated Individuals, as well as their Family Members and Controlled Entities, may only trade during a Trading Window as defined in Exhibit A and only when they do not have MNPI. The safest period for Designated Individuals (or their Family Members or Controlled Entities) to trade in Company Securities is the first ten days of a Trading Window. During a Trading Window, the General Counsel or secretary may recommend that Designated Individuals as w e l l as t he i r F am i l y

Page 8 of 14 M e m be r s a n d Co n tr o l l e d E nt i t i e s suspend trading because of material developments involving the Ormat Companies that have not yet been disclosed to the public. All those affected shall not trade in Company Securities while the suspension is in effect and shall not disclose to others that the Company has suspended trading for certain individuals. 3.4.3 Preclearance of Trades. Prior to trading, Designated Individuals, as well as their Family Members and Controlled Entities, must obtain for any trade the prior approval of (i) the General Counsel or secretary or (ii) in the case of any transaction by the General Counsel or secretary (or any Family Member or Controlled Entity of the General Counsel or secretary), the chief executive officer of the Company. A request for pre clearance should be submitted to the General Counsel or secretary at least one Trading Day in advance of the proposed transaction. The General Counsel or secretary is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If a Designated Individual or a Family Member or a Controlled Entity of such Designated Individual who seeks preclearance is denied permission to engage in the transaction, then he or she should refrain from initiating any transaction in Company Securities and should not inform any other person of the denial. When a request for pre-clearance is made, the Designated Individual or a Family Member or a Controlled Entity of such Designated Individual should carefully consider whether he or she may be aware of any MNPI about the Ormat Companies and should describe fully those circumstances to the General Counsel or secretary. The Designated Individual should also indicate whether he or she has effected any nonexempt "opposite-way" transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The Designated Individual should also be prepared to comply with Exchange Act Rule 144 and file Form 144, if necessary, at the time of any sale. According to Israeli Securities Law there is a presumption that MNPI was used when certain principal insiders effect “opposite-way” transactions within a period of three months (buying Company securities within three months after selling Company securities or vice versa). Therefore, unless an exception is granted by the General Counsel or secretary after carefully examining the legal aspects and the circumstances of the case, Designated Individuals are not allowed to engage in such transactions. 4. EXCEPTIONS TO TRADING RESTRICTIONS 4.1 Restricted Stock. This Policy does not apply to the vesting of restricted stock or restricted stock units, or the exercise of a tax withholding right under which a person elects to have the Company

Page 9 of 14 withhold shares of stock to satisfy tax withholding requirements on the vesting of any restricted stock or restricted stock units. This Policy does apply, however, to any market sale of stock (including to cover tax withholding). 4.2 Employee Stock Purchase Plan. This Policy does not apply to purchases in the U.S. of Company Securities in the employee stock purchase plan resulting from periodic contribution of money to the plan pursuant to an election made at the time of enrollment in the plan. This Policy also does not apply to purchases in the U.S. of Company Securities resulting from lump sum contributions to the plan, provided that an election was made to participate by lump sum payment at the beginning of the applicable enrollment period. This Policy does apply, however, to any election to participate in the plan for any enrollment period, and to sales of Company Securities purchased pursuant to the plan. 4.3 Other Transactions with the Company This Policy does not apply to any purchase of Company Securities from the Company or sales of Company Securities to the Company at times determined by the Company 4.4 Approved Trading Plans. This Policy does not apply to any purchase or sale of Company Securities made in accordance with the terms of an effective Approved Trading Plan. 4.5 Other. The General Counsel, secretary, or the chief executive officer of the Company in the case of any exception affecting the General Counsel or secretary, may except from this Policy such other transactions involving Company Securities as he or she may determine is necessary or appropriate, on such terms and conditions and subject to such limitations as, with the advice of counsel for the Company as to legal matters, he or she determines is necessary or appropriate. REVISION HISTORY Rev. Date Details Approved by: 0 15-Dec-2022 Revised Insider Trading Policy

Page 10 of 14 EXHIBIT A: DEFINED TERMS “Approved Trading Plan" means a trading program established by a Program Eligible Person that (i) complies with the requirements for Rule 10b5-1 trading plans under the regulations of the Securities and Exchange Commission (for transactions effected in the U.S.), and (ii) is approved by the General Counsel or secretary, with advice of counsel for the Company as to legal matters, and (iii) satisfies the requirements in Exhibit B. "Blackout Period" means any period that is not during a Trading Window, as defined below, or in accordance with Regulation BTR, any period of three or more consecutive business days during which at least 50% of the participants or beneficiaries under all individual account plans of the Company are unable to purchase, sell or otherwise acquire or transfer an interest in any equity security of the Company held in such plans due to a temporary suspension by the Company or a plan fiduciary. "Individual account plans" include, but are not limited to, defined contribution plans such as broad-based tax-qualified 401(k) plans and profit-sharing plans, stock bonus plans and certain nonqualified deferred compensation arrangements. "Control" of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of that person whether through ownership of voting securities or ownership interests, by contract or otherwise. "Controlled Entity" means any corporation, limited liability company, trust, partnership (general or limited), joint venture or other organization that is controlled by that Covered Person. "Company Derivative Securities" means any derivative securities relating to debt or equity securities issued by the Company, including swaps, straddles, exchange-traded put or call options, depositary receipts or shares, or individual derivative contracts. "Company Securities" means (i) any debt or equity securities issued by the Company, including, the Common Stock of the Company, any preferred stock of the Company, any stock options, stock appreciation rights, phantom stock, tracking stock or other securities linked to the value of equity securities of the Company that are issued by the Company, and any debentures, warrants or convertible securities issued by the Company and (ii) Company Derivative Securities. "Covered Persons" means: • all employees of any Ormat Company; • all officers of any Ormat Company; • all directors of any Ormat Company; • all Family Members and Controlled Entities of any employee, officer or director of any Ormat Company; and • any consultant, advisor, agent, contractor OR temporary, loaned, contracted or seconded employee or other person that becomes subject to this Policy by contract

Page 11 of 14 or agreement with any Ormat Company, and all Family Members and Controlled Entities of any such person. "Designated Individuals" means (i) those directors and executive officers who are subject to the reporting and "short-swing profit" liability provisions of Section 16 of the Exchange Act and (ii) those persons which the General Counsel or secretary may from time to time determine, with advice of counsel for the Company as to legal matters, should be subject to any or all of the trading restrictions in Section 3.4 applicable to Designated Individuals under this Policy. "Exchange Act'' means the Securities Exchange Act of 1934, as amended. "Family Member" means, with respect to any director, officer or employee that is a Covered Person, (i) any family member who resides with that Covered Person, including a spouse, child, child away at school, stepchild, grandchild, parent, stepparent, grandparent, sibling and in-law, (ii) anyone else who lives in the same household with the Covered Person, (iii) any family member who does not live in the same household as the Covered Person but whose transactions in Company Securities are directed by the Covered Person or are subject to the influence or control of the Covered Person, such as relatives who consult with the Covered Person before they trade in Company Securities. "Insider" means anyone who, by virtue of a relationship with the Ormat Companies, has MNPI regarding the Ormat Companies. A person may be an insider for a limited time with respect to certain MNPI even though he or she is not a director or officer. A person is an insider only with respect to each piece of MNPI of which he or she is aware. "Insider Trading" is a legal concept that is generally understood to prohibit (i) trading securities w h i l e a w a r e of MNPI, (ii) disclosing or “tipping” MNPI to others or recommending the purchase or sale of securities while aware of MNPI or (iii) assisting someone who is engaged in any of the above activities. Persons other than insiders may be liable for insider trading, including tippees who trade on MNPI tipped to them and persons who trade on MNPI that has been misappropriated. Tippees who pass on MNPI to others may also be liable for insider trading, just as insiders are liable for the insider trading of their tippees. "Program Eligible Person" means any director, officer or employee of any Ormat Company. "Short Sale" means a sale of Company Securities that are not owned by the seller at the time of the sale or a sale of Company Securities that is completed by the delivery of Company Securities borrowed by, or for the account of, the seller. "Tip" means a disclosure of MNPI by an insider. "Tippee" means a person who receives MNPI as a result of a tip, either directly from an insider or indirectly from another tippee. "Trading Day" means any day on which The New York Stock Exchange or The Tel Aviv Stock Exchange is open for trading.

Page 12 of 14 "Trading Window'' means the period of time commencing one (1) full Trading Day after the public release of the Company's quarterly earnings report and ending on the last calendar day of the next fiscal quarter of the Company.

Page 13 of 14 EXHIBIT B: APPROVED TRADING PLANS Any Approved Trading Plan must be one of the following two types: 1. A written program which permits automatic trading of Company Securities through a third-party broker (an “Automatic Trading Program”) established by a Program Eligible Person at a time when the Program Eligible Person is not aware of MNPI. The Automatic Trading Program must specify the number of shares to be purchased or sold, the price(s) at which transaction(s) are to take place, and the date(s) on which transaction(s) are to take place. Alternatively, the Automatic Trading Program may establish an objective formula for any or all of these criteria (e.g., the number of shares could be specified as a percentage of the holdings of the Program Eligible Person).1 2. A program where transactions in Company Securities are initiated by the independent trustee of a "blind" trust, established by a Program Eligible Person at a time when the Program Eligible Person is not aware of MNPI. A "blind" trust is a trust with an independent trustee who makes investment decisions without any involvement or influence by, or communication with, the Program Eligible Person. The independent trustee should be an authorized financial institution. If the independent trustee becomes aware of MNPI regarding the Company, whether from the Program Eligible Person or otherwise, the independent trustee may not purchase or sell Company Securities for the program. Any Approved Trading Plan must satisfy the following conditions: 1. The Program Eligible Person must not engage in any transaction that directly or indirectly alters or offsets an authorized transaction made under the Approved Trading Plan. 2. Any Approved Trading Plan must permit the cancellation of a transaction and/or suspension of the Approved Trading Plan upon written request by the Company to the extent the Approved Trading Plan or any proposed trade: (a) fails to comply with applicable law; or (b) would create material adverse consequences for the Company. 3. No Approved Trading Plan may be established by a Program Eligible Person at any time that such Program Eligible Person is aware of MNPI. 4. Once any Approved Trading Plan is established, it must not be changed or deviated from except (a) upon notice to the General Counsel or secretary; and (b) at a time when the Program Eligible Person for that Approved Trading Plan is permitted to trade in Company Securities under this Policy. 1 Additional requirements apply to a program that is aimed for transactions in Israel under the protection of the ISA "safe haven" SLB.

Page 14 of 14 5. All Approved Trading Plans must be entered into in good faith and not as part of a plan or scheme to evade the securities laws, including Rule 10b5-1 under the Exchange Act. The Company may immediately terminate any Approved Trading Plan that violates this program restriction. The key terms of this Policy and any Approved Trading Program established under this Policy may be disclosed to the public. The Company shall not have any liability to any Program Eligible Person as a result of the establishment of any Approved Trading Plan, any Company disclosure with respect thereto or the cancellation of any transaction and/or suspension of any Approved Trading Plan, as described above.